Item 77C -
DWS New York State
Tax-Free Income Fund,
a series of
DWS State
Tax-Free
Income
Series Trust

Registrant
incorporates by
reference to its
Proxy
Statement filed
on January 4,
2008 (SEC
Accession No.
0001193125-
08-001712).
The Special
Meeting of
Shareholders
of DWS New
York Tax-Free
Income Fund
(the "Fund")
was held on
March 31, 2008
at the offices of
Deutsche Asset
Management,
345 Park
Avenue, New
York,
NY 10154. The
following
matters were
voted upon by
the
shareholders of
said Fund (the
resulting votes
are presented
below):
1.	Election of
the Board
of
Trustees.

Number of Votes:
Trustee
For
Withheld
John W. Ballantine
27,080,413.3390
1,387,598.9180
Henry P. Becton, Jr.
26,978,047.3990
1,489,964.8580
Dawn-Marie Driscoll
27,058,088.7550
1,409,923.5020
Keith R. Fox
26,968,133.4010
1,499,878.8560
Paul K. Freeman
27,076,577.4990
1,391,434.7580
Kenneth C. Froewiss
27,077,614.6240
1,390,397.6330
Richard J. Herring
26,982,106.9220
1,485,905.3350
William McClayton
27,055,440.9900
1,412,571.2670
Rebecca W. Rimel
26,971,931.8270
1,496,080.4300
William N. Searcy, Jr.
26,988,285.7620
1,479,726.4950
Jean Gleason Stromberg
26,980,533.1700
1,487,479.0870
Robert H. Wadsworth
27,057,584.6060
1,410,427.6510
Axel Schwarzer
27,044,949.0150
1,423,063.2420

The meeting
was
reconvened on
May 1, 2008, at
which time the
following matter
was voted upon
by the
shareholders:
4-A.	Approval
of
Amended
and
Restated
Declaratio
ns of Trust.
Number of Votes:
For
Against
Abstain
18,760,425.8070
1,306,017.0430
2,035,846.0710

The meeting
was then
reconvened on
August 15,
2008, at which
time the
following
matters were
voted upon by
the
shareholders:
2-A.	Approval
of an
Amended
and
Restated
Investment
Manageme
nt
Agreement
..
Number of Votes:
For
Against
Abstain
21,046,176.1710
1,810,193.0520
2,192,988.4640

2-B.	Approval
of a
Subadvisor
Approval
Policy.
Number of Votes:
For
Against
Abstain
21,289,350.1260
1,610,836.1470
2,149,173.4140

3.	Approval
of a
Revised
Fundamen
tal
Investment
Policy
Regarding
Commoditi
es.
Number of Votes:
For
Against
Abstain
20,929,252.2560
1,845,382.9450
2,274,724.4860



Item 77C -
DWS
California
Tax-Free
Income
Fund, a
series of
DWS State
Tax-Free
Income
Series

Registrant
incorporates by
reference to its
Proxy
Statement filed
on January 4,
2008 (SEC
Accession No.
0001193125-
08-001712).
The Special
Meeting of
Shareholders
of DWS
California Tax-
Free Income
Fund (the
"Fund") was
held on March
31, 2008 at the
offices of
Deutsche Asset
Management,
345 Park
Avenue, New
York,
NY 10154. The
following
matters were
voted upon by
the
shareholders of
said Fund (the
resulting votes
are presented
below):

1.	Election of
the Board
of
Trustees.

Number of Votes:
Trustee
For
Withheld
John W. Ballantine
83,959,459.0340
3,943,301.2680
Henry P. Becton, Jr.
83,879,895.7880
4,022,864.5140
Dawn-Marie Driscoll
83,950,511.5570
3,952,248.7450
Keith R. Fox
83,930,075.0160
3,972,685.2860
Paul K. Freeman
83,958,533.7380
3,944,226.5640
Kenneth C. Froewiss
83,949,768.8840
3,952,991.4180
Richard J. Herring
83,941,714.9010
3,961,045.4010
William McClayton
83,923,686.2780
3,979,074.0240
Rebecca W. Rimel
83,981,925.4220
3,920,834.8800
William N. Searcy, Jr.
83,882,524.6730
4,020,235.6290
Jean Gleason Stromberg
83,913,575.3790
3,989,184.9230
Robert H. Wadsworth
83,887,711.1540
4,015,049.1480
Axel Schwarzer
83,942,958.8180
3,959,801.4840

2-A.	Approval
of an
Amended
and
Restated
Investment
Manageme
nt
Agreement
..
Number of Votes:
For
Against
Abstain
59,712,880.1900
4,348,210.3730
5,898,394.7390

2-B.	Approval
of a
Subadvisor
Approval
Policy.
Number of Votes:
For
Against
Abstain
61,184,639.5820
2,824,173.3050
5,950,672.4150

3.	Approval
of a
Revised
Fundamen
tal
Investment
Policy
Regarding
Commoditi
es.
Number of Votes:
For
Against
Abstain
60,235,570.4010
3,927,672.7750
5,796,242.1260

4-A.	Approval
of
Amended
and
Restated
Declaratio
n of Trust.
Number of Votes:


For
Against
Abstain
61,198,386.2670
2,856,350.6090
5,904,748.4260